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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE                       January 23, 2001

Contacts:
INVESTOR RELATIONS                  MEDIA RELATIONS
Diana Matley                        Kevin Brett
408-433-4365                        408-433-7150
diana@lsil.com                      kbrett@lsil.com

CC01-09

LSI LOGIC REPORTS RECORD 2000 AND Q4 REVENUES AND PROFITS

       The LSI Logic 2000/fourth quarter news release follows this summary

                            - YEAR 2000 HIGHLIGHTS -

o    Record 2000 revenues of $2.74 billion; up 31 percent from 1999.

o    Record net income* for 2000 of $417 million; up 140 percent from 1999.

o    Profits grew more than four times faster than revenues.

o    Cash and short-term investments grew 71 percent to $1.13 billion.

                       - FOURTH QUARTER 2000 HIGHLIGHTS -

o    Record Q4 revenues of $751 million; up 3 percent sequentially from Q3.

o    Twelfth quarter of sequential revenue growth.

o    Per share EBG* was 34 cents; First Call consensus estimate, 34 cents.

o Record Q4 EBG net income of $116 million; up 52 percent over the Q4 1999 EBG net income of $76 million.

* Earnings before goodwill amortization and special items.


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               RECORD 2000 LSI LOGIC REVENUES EXCEED $2.7 BILLION
          BROADBAND, NETWORKING AND STORAGE DRIVE REVENUES AND PROFITS

MILPITAS, CALIFORNIA - LSI Logic Corporation (NYSE: LSI) today reported 2000 record revenues of $2.74 billion, a 31 percent increase over the $2.09 billion in 1999.

Net income for 2000, before amortization of goodwill and other special items
(EBG), was $417 million or $1.21 a diluted share, a 140 percent increase over the $174 million or 56 cents (split adjusted) a diluted share reported for 1999. Cash and short term investments grew to $1.13 billion in 2000, up 71 percent from $661 million in 1999.

"LSI Logic generated record revenues and earnings in 2000 despite a slowing global economy in the second half of the year," said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. "Presently, our customer base is undergoing an inventory correction and there are some signs of decelerating end demand.

"Looking forward, the global broadband market has clearly eased and networking and storage components are experiencing inventory rebalancing. Once the inventory buildup has been alleviated, we anticipate seeing a resumption of growth toward the second half of the year for communications applications. While the Sony PlayStation 2 is strong, other Broadband Entertainment businesses are demonstrating their historical seasonality in the first quarter. Broadband Entertainment is expected to rebound beginning in the second quarter. We anticipate that Storage Components and SAN Systems will be strong in 2001.

"Based upon the current uncertainty in overall demand, our best estimate is for LSI Logic to grow approximately 10 percent in 2001 with growth accelerating in the second half of the year."

LSI Logic recorded $751 million in revenues for the 2000 fourth quarter, a 28 percent increase over the $585 million reported in the fourth quarter of 1999. Fourth quarter 2000 revenues were 3.2 percent higher than the $728 million in the third quarter, the 12th quarter of sequential revenue growth.

Fourth quarter 2000 EBG net income was $116 million or 34 cents a diluted share. The fourth quarter EBG net income figure represented an increase of 52 percent from the $76 million or 23 cents (split adjusted) a diluted share in the fourth quarter of 1999. Cash and short term investments grew approximately $49 million in the fourth quarter to $1.13 billion

                           LSI Logic Business Outlook

LSI Logic expects 2001 Q1 revenue to decline approximately 12 percent sequentially from the $751 million reported in the fourth quarter.

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The company anticipates reporting first quarter earnings of 21 cents a diluted share.

First quarter gross margin is expected to be comparable to the 43.8 percent in the fourth quarter.

Recurring investment income will be around $5 million in the first quarter.

The 2001 tax rate is expected to be 25 percent.

Capital spending for 2001 is anticipated to be approximately $600 million, unchanged from prior financial guidance.

First quarter depreciation is projected to be approximately $91 million.

                              LSI Logic Highlights

o IBM licensed LSI Logic's ZSP(TM)400 digital signal processor (DSP) core, software development and design verification tools for incorporation into next-generation networking equipment, wireless infrastructure and handsets, and other advanced consumer and communications products. LSI Logic earlier licensed the ZSP400 digital signal processor core to Broadcom and Virata. http://www.lsilogic.com/news/corporate_news/cr20010122a.html

o Cisco Systems named LSI Logic as "Semiconductor Supplier of the Year," recognizing the company for superior customer service support and outstanding product delivery for Cisco's high performance networking systems.
http://www.lsilogic.com/news/corporate_news/cr20010116a.html

o LSI Logic and Advanced Micro Devices, Inc. announced a technology agreement to develop advanced solutions for the fast-growing Code Division Multiple Access
(CDMA) handset market. LSI Logic and AMD are developing optimal interfaces between baseband processors and flash memory devices for the CDMA handset market.
http://www.lsilogic.com/news/product_news/pr20001023.html

o LSI Logic Storage Systems, Inc. announced a definitive $59 million agreement to acquire Syntax, Inc., a privately held Seattle based software company. The agreement fuses the power of scalable storage hardware and the flexibility of cross-platform computing software to offer a complete solution for centralized storage management. http://www.lsilogic.com/news/corporate_news/cr20001031.html

o LSI Logic acquired the Voice over Internet Protocol (VoIP) intellectual property assets and related engineering talent from ParaVoice, a subsidiary of ParaGea Communications. The strategic $38.6 million purchase makes available both VoIP and VoDSL capabilities to LSI Logic customers competing in the Broadband space.
http://www.lsilogic.com/news/corporate_news/cr20001114.html

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o    LSI Logic announced the delivery of a custom system-on-a-chip solution to
Hewlett-Packard Company for incorporation into its next-generation (HP) Procurve(TM) Networking 10/100/1000 switches.
http://www.lsilogic.com/news/corporate_news/cr19990820.html

o LSI Logic announced the cumulative delivery of more than two million ASICs to Extreme Networks, Inc. assisting Extreme Networks in becoming the Layer 3 LAN Switch market leader.
http://www.lsilogic.com/news/product_news/pr20010108a.html

o Advanced Semiconductor Engineering Inc. (ASE Inc.) licensed LSI Logic's organic laminate flip chip plastic ball grid array (FPBGA) technology. http://www.lsilogic.com/news/corporate_news/cr20001025.html

o World Tracking Technologies selected LSI Logic's Code Division Multiple Access (CDMA) baseband processor for use in its new nationwide personal location system.
http://www.lsilogic.com/news/product_news/pr20001030.html

o LSI Logic announced the availability of the industry's first Fast Ethernet Octal MAC/PHY combination chip. The Octal MAC/PHY is the first of its kind to integrate eight Physical Layer Devices (PHY) and eight Media Access Controllers
(MAC) onto a single chip.
http://www.lsilogic.com/news/product_news/pr20001106.html

LSI Logic Conference Call Information: LSI Logic will hold a conference call today at 2 p.m. PST to discuss fourth quarter financial results. The access number is 1-212-896-6035. The call will be webcast realtime through www.StreetFusion.com. A replay of the call will be available today at approximately 5 p.m. PST and will be available for 48 hours. The number is 1-800-633-8284, (1-858-812-6440, international) access code 17490671. The replay will also be available over the Internet at the StreetFusion website. The StreetFusion replay will be available until January 3

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SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: The statements by LSI Logic management and the above statements regarding future bookings, earnings, gross margins, gains from investment income, tax rates, capital spending, revenue growth, acceleration or deceleration and future depreciation, estimates made in this news release include forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject may include, but may not necessarily be limited to fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup, and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties include, but are not necessarily limited to the timing and success of new product introductions, the continued availability of appropriate levels of manufacturing capacity and the realization of benefits from the company's strategic relationships and investments. The extent to which the company's plans for future cost reductions are realized may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by economic and other factors beyond the company's control. In the context of forward-looking information provided in this news release, reference is made to the discussion of risk factors detailed in the company's filings from time to time with the Securities and Exchange Commission, including but not limited to filings made during the past 12 months.

LSI Logic Corporation (NYSE: LSI) is a leading supplier of communications chips for broadband, data networking, wireless and set-top box applications. In addition, the company provides chips and boards for network computing and supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, http://www.lsilogic.com.

                                      # # #

Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2.   The LSI Logic logo design is a registered trademark of LSI Logic
     Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.